UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):      November 7, 2013

Coach, Inc.
(Exact name of registrant as specified in its charter)

Maryland	1-16153	52-2242751
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

516 West 34th Street, New York, NY 10001
(Address of principal executive offices) (Zip Code)

(212) 594-1850
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On November 7, 2013, Coach, Inc. (the “Company”) held its 2013 Annual Meeting of Stockholders.  Stockholders were asked to vote with respect to four proposals.  A total of 226,746,802 votes were cast as follows:

Proposal Number 1 – Election of Directors: Each of the candidates listed received the number of votes set forth next to his/her respective name.  In addition, there were 32,708,240 broker non-votes with respect to this proposal.

Name	Votes For	Votes Withheld
Lew Frankfort	185,632,670	8,405,892
Susan Kropf	191,800,816	2,237,746
Gary Loveman	188,218,619	5,819,943
Victor Luis	191,903,258	2,135,304
Ivan Menezes	192,917,286	1,121,276
Irene Miller	190,746,246	3,292,316
Michael Murphy	191,009,934	3,028,628
Stephanie Tilenius	191,372,762	2,665,800
Jide Zeitlin	193,010,148	1,028,414

Proposal Number 2 – Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2014:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
223,666,284	1,669,887	1,410,631	0

Proposal Number 3 – Approval, on a non-binding advisory basis, of the Company’s executive compensation as disclosed in the Proxy Statement for the 2013 Annual Meeting:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
177,439,045	14,935,067	1,664,450	32,708,240

Proposal Number 4 – Approval of the Coach, Inc. 2013 Performance-Based Annual Incentive Plan:

Votes For	Votes Against	Votes Abstaining	Broker Non-votes
182,037,548	11,204,614	796,400	32,708,240

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:	November 8, 2013

COACH, INC.

		By:	/s/ Todd Kahn
Todd Kahn
Executive Vice President, Corporate Affairs,
General Counsel and Secretary